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Exhibit 23




INDEPENDENT AUDITORS' CONSENT


The Sands Regent:


We consent to the incorporation by reference in Registration Statement No. 33-59574 of the Sands Regent on Form S-8 of our reports dated August 9, 1996, appearing and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 1996.




Deloitte & Touche LLP
Reno, Nevada
September 26, 1996